As filed with the Securities and Exchange Commission on March 28,
1997
                                   Registration No. 33-_______
________________________________________________________________
________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          ______________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          ______________________

                            U.S. INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

     Delaware                                     22-3369326
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification Number)
                                                         101 Wood Avenue South
                          Iselin, New Jersey  08830
             (Address of principal executive offices) (Zip code)

             U.S. Industries, Inc. 1997 Restricted Stock Plan
                         (Full title of the plan)

                           George H. MacLean, Esq.
                  Senior Vice President, General Counsel
                                and Secretary
                       101 Wood Avenue South-6th Floor
                          Iselin, New Jersey  08830
                              (908) 767-0700
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
________________________________________________________________
Title                   Proposed      Proposed
of                      maximum       maximum
securities    Amount    offering      aggregate   Amount of
be            to be     price         offering    registration
registered  registered  per share(1)  price          fee
________________________________________________________________
Common Stock,
par value
$.01 per
share     350,000 shares  37.25       $13,037,500   $3,950.76
________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c).

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission by U.S. Industries, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996; and

          (3) the description of the Company's Common Stock, par value $0.01 per share, incorporated by reference from the Company's Information Statement on Form 10, filed with the Securities and Exchange Commission on April 21, 1995, pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended.

     The Company's Reports on Form 8-K filed December 16, 1996 and March 19, 1997, the Company's Proxy Statement pursuant to
Section 14(a) of the Securities Exchange Act of 1934, as amended, filed December 16, 1996 and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article XIV of the Company's By-Laws provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Company's Certificate of Incorporation contains such a provision.

     The Company's By-Laws authorize the Company to purchase insurance for directors, officers and employees of the Company, and persons who serve at the request of the Company as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not the Company would have the power to indemnify such persons against such expense or liability under the By-Laws. The Company intends to maintain insurance coverage for its directors and officers under a directors and officer's liability insurance policy as well as coverage to reimburse the Company for potential costs of its indemnification of directors and officers.

     Item 7.  Exemption from Registration Claimed.

     Not applicable.

     Item 8.   Exhibits.

     4.1 Form of amended and restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1(a) of the Company's
            Registration Statement on Form 10, Registration No.
            1-13736, filed with the Securities and Exchange
            Commission on April 20, 1995.

     4.2    Amended and Restated By-laws of the Company.
            Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form 10,
            Registration No. 1-13736, filed with the Securities and Exchange Commission on April 20, 1995.

     4.3    U.S. Industries, Inc. 1997 Restricted Stock Plan.

     4.4    Specimen certificate for Common Stock of U.S.
            Industries, Inc. Incorporated by reference to
            Exhibit 4.1 to the Company's Registration Statement on Form 10, Registration No. 1-13736, filed with the
            Securities and Exchange Commission on April 20,
            1995.

     5      Opinion of Weil, Gotshal & Manges LLP.

     23.01  Consent of Ernst & Young LLP.

     23.02  Consent of Price Waterhouse LLP.

     23.03  Consent of Deloitte & Touche LLP.

     23.04  Consent of Weil, Gotshal & Manges LLP (included in
            Exhibit 5).

     24     Power of Attorney.

     Item 9. Undertakings.

     (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                              SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New
Jersey, on March 26, 1997.

                                  U.S. Industries, Inc.

                             By:  /s/ George H. MacLean
                                  George H. MacLean
                                  Senior Vice President,
                                  General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                   Title                Date

/s/ David H. Clarke      Chairman of the Board,   March 26, 1997
David H. Clarke          Chief Executive Officer
                         and Director (Principal
                         Executive Officer)

/s/ John G. Raos         President, Chief         March 26, 1997
John G. Raos             Operating Officer
                         and Director

/s/ Frank R. Reilly      Chief Financial          March 26, 1997
Frank R. Reilly          Officer and Director
                         (Principal Financial
                         Officer)

/s/ James O'Leary        Vice President-          March 26, 1997
James O'Leary            Corporate Controller
                         (Principal Accounting
                         Officer)

/s/ Brian C. Beazer      Director                 March 26, 1997
* Brian C. Beazer

/s/ Mark Vorder Breugge  Director                 March 26, 1997
Mark Vorder Breugge

/s/ John J. McAtee, Jr.  Director                 March 26, 1997
* John J. McAtee, Jr.

/s/ The Hon. Charles
H. Price II*             Director                 March 26, 1997
* The Hon. Charles H. Price II

/s/ Sir Harry Solomon*   Director                 March 26, 1997
* Sir Harry Solomon

/s/ Royall Victor III*   Director                 March 26, 1997
* Royal Victor III




* By George H. MacLean
  Attorney-in-fact

/s/ George H. MacLean
    George H. MacLean

                              Exhibit Index


Exhibit                  Document
No.

  4.1 Form of amended and restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1(a) of the Company's Registration Statement on Form 10, Registration No. 1-13736, filed with the Securities and Exchange Commission on April 20, 1995.

  4.2      Amended and Restated By Laws of the Company.
           Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form 10, Registration No. 1-
           13736, filed with the Securities and Exchange Commission on April 20, 1995.

  4.3      U.S. Industries, Inc. 1997 Restricted Stock Plan.

  4.4 Specimen certificate for Common Stock of U.S. Industries, Inc. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10, Registration No. 1-13736, filed with the Securities and Exchange Commission on April 20, 1995.

  5   Opinion of Weil, Gotshal & Manges LLP.

  23.01    Consent of Ernst & Young LLP.

  23.02    Consent of Price Waterhouse LLP.

  23.03    Consent of Deloitte & Touche LLP.

  23.04    Consent of Weil, Gotshal & Manges LLP (included in
           Exhibit 5).

  24       Power of Attorney.

                                                       Exhibit 5






                                   March 28, 1997


U.S. Industries, Inc.
101 Wood Avenue South
Iselin, New Jersey  08830



Ladies and Gentlemen:

         We have acted as counsel to U.S. Industries, Inc., a Delaware corporation (the "Company"), in connection with the authorization of the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") of the Company for registration under the Securities Act of 1933, as amended, of the issuance of up to 350,000 shares (the "Restricted Shares") of the Company's Common Stock, par value $0.01 per share, pursuant to the Company's 1997 Restricted Stock Plan (the "Restricted Stock Plan").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restricted Stock Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Restricted Shares have been duly authorized and, when and to the extent issued pursuant to the Restricted Stock Plan, will be validly issued, fully paid and non-assessable and free of preemptive rights pursuant to law or the Company's Certificate of Incorporation.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                             Weil, Gotshal & Manges LLP





                                                     Exhibit 23.01





               CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the U.S. Industries, Inc. 1997 Restricted Stock Plan, of our report dated November 11, 1996, with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                              Ernst & Young LLP

New York, New York
March 27, 1997

                                                  Exhibit 23.02



                  CONSENT OF PRICE WATERHOUSE LLP

                 CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 11, 1996, which appears on page 27 of the U.S. Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 1996.



Price Waterhouse LLP

Morristown, New Jersey
March 28, 1997

                                                  Exhibit 23.03





               CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February
21, 1995 to the combined financial statements and schedule of the U.S. Industries Automotive Group Companies (not presented separately) appearing in U.S. Industries, Inc.'s Annual Report on
Form 10-K for the fiscal year ended September 28, 1996.




Deloitte & Touche LLP

New York, New York
March 28, 1997
                                                  Exhibit 24

                    POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints George H. MacLean, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of U.S. Industries, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the U.S. Industries, Inc. 1997 Restricted Stock Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

March 17, 1997
                                        /s/ Brian C. Beazer
                                        Brian C. Beazer


                                        /s/ Mark Vorder Bruegge
                                        Mark Vorder Bruegge


                                        /s/ John J. McAtee, Jr.
                                        John J. McAtee, Jr.


                                        /s/ The Hon. Charles H.
                                        Price II
                                        The Hon. Charles H.
                                        Price II


                                        /s/ Sir Harry Solomon
                                        Sir Harry Solomon


                                        /s/ Royall Victor III
                                        Royall Victor III